UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________

FORM 8-K

________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2017

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
1-9936	EDISON INTERNATIONAL	California	95-4137452
1-2313	SOUTHERN CALIFORNIA EDISON COMPANY	California	95-1240335

2244 Walnut Grove Avenue (P.O. Box 976) Rosemead, California 91770 (Address of principal executive offices)	2244 Walnut Grove Avenue (P.O. Box 800) Rosemead, California 91770 (Address of principal executive offices)
(626) 302-2222 (Registrant's telephone number, including area code)	(626) 302-1212 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

Director Election
On July 21, 2017, the Boards of Directors of Edison International ("EIX") and Southern California Edison Company (“SCE”) elected Timothy T. O'Toole to serve as an independent Director of EIX and of SCE, effective August 1, 2017. Mr. O'Toole will serve on the Boards' Compensation and Executive Personnel and Finance, Operations and Safety Oversight Committees.
EIX has issued a press release announcing the election of Mr. O'Toole to the Boards. A copy of the press release is attached as Exhibit 99.1 hereto.
There is no arrangement or understanding between Mr. O'Toole and any other person pursuant to which he was elected as a Director. In connection with his service, Mr. O'Toole will be compensated as a non-employee Director pursuant to the EIX and SCE Director Compensation Schedule. Mr. O'Toole’s initial equity award pursuant to the Director Compensation Schedule will be pro-rated to reflect that he is joining the Boards in the third quarter of the fiscal year. Mr. O'Toole does not have any relationship or related party transaction with EIX or SCE that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Item  9.01    Financial Statements and Exhibits.
(c)    Exhibits
See the Exhibit Index below.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDISON INTERNATIONAL
(Registrant)

/s/ Aaron D. Moss
Aaron D. Moss
Vice President and Controller

Date: July 24 , 2017

SOUTHERN CALIFORNIA EDISON COMPANY
(Registrant)

/s/ Connie J. Erickson
Connie J. Erickson
Vice President and Controller

Date: July 24, 2017

EXHIBIT INDEX

Exhibit No.	Description

99.1	EIX Press Release, dated July 24, 2017.